Exhibit h(7)

                            ADMINISTRATION AGREEMENT

                      BETWEEN THE PHOENIX EDGE SERIES FUND

                    AND PHOENIX EQUITY PLANNING CORPORATION

                            ADMINISTRATION AGREEMENT

       This agreement is effective as of the 1st day of July, 2006 by and between The Phoenix Edge Series Fund, (the "Fund") including the series listed under the Fund (each, a "Series" and together the "Series") on Schedule A, and Phoenix Equity Planning Corporation, a Connecticut corporation (the "Administrator").

                              W I T N E S S E T H:
                               - - - - - - - - - -

       WHEREAS, the Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Fund desires to retain the Administrator to render or otherwise provide for administrative services in the manner and on the terms and conditions hereafter set forth; and

       WHEREAS, the Administrator desires to be so retained on said terms and conditions.

       NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the Fund and the Administrator agree as follows:

       1. Appointment and Acceptance. The Fund hereby appoints Phoenix Equity Planning Corporation to act as Administrator of the Series, subject to the supervision and direction of the Board of Trustees of the Fund, as hereinafter set forth. The Administrator hereby accepts such appointment and agrees to furnish or cause to be furnished the services contemplated by this Agreement.

       2.   Duties of the Administrator.

            (a) The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and preserve the books and records, including financial and corporate records, of the Fund as required by law or otherwise for the proper operation of the Fund; (ii) prepare and, subject to approval by the Fund, file registration statements, notices, reports, tax returns and other documents required by U.S. Federal, state and other applicable laws and regulations (other than state "blue sky" laws), including proxy materials and periodic reports to shareholders of the Series, oversee the preparation and filing of registration statements, notices, reports and other documents required by state "blue sky" laws, and oversee the monitoring of sales of shares of the Fund for compliance with state securities laws; (iii) calculate and publish the net asset value of each Series' shares; (iv) calculate dividends and distributions and performance data, and prepare other financial information regarding each Series; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Series by others including, but not limited to, the custodian, registrar, transfer agent and dividend disbursing agent, shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or


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desirable; (vi) furnish corporate secretarial services to the Fund, including, without limitation, preparation of materials necessary in connection with meetings of the Fund's Board of Trustees, including minutes, notices of meetings, agendas and other Board materials; (vii) provide the Fund with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide the Fund with administrative office and data processing facilities; (ix) arrange for payment of each Series' expenses; (x) provide routine accounting services to the Series, and consult with the Fund's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Fund; (xi) prepare such financial information and reports as may be required by any banks from which the Fund borrows funds; (xii) develop and implement procedures to monitor the Series' compliance with legal and regulatory requirements and with the Series' investment policies and restrictions as set forth in the Fund's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; (xiii) arrange for the services of persons who may be appointed as officers of the Fund, including the President, Vice Presidents, Treasurer, Secretary and one or more assistant officers; and (xiv) provide such assistance to the investment adviser, the custodian, other Fund service providers and the Fund counsel and auditors as generally may be required to carry on properly the business and operations of the Fund. The Fund agrees to cause the portfolio management agent to deliver to the Administrator, on a timely basis, such information as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities hereunder, including but not limited to, shareholder reports, records of transactions, valuations of investments (which may be based on information provided by a pricing service) and records of expenses borne by each Series, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder. Notwithstanding anything to the contrary herein contained, the Fund, and not the Administrator, shall be responsible for and bear the costs of other service providers such as the custodian, transfer agent, dividend disbursing agent, shareholder servicing agents, legal counsel, independent auditors, underwriters, brokers and dealers, corporate fiduciaries, insurers, printers, banks and such other persons as may be necessary for the proper operation of the Series.

            (b) In providing for any or all of the services listed in section 2(a) hereof, and in satisfaction of its obligations to provide such services, the Administrator may enter into agreements with one or more other persons or entities, such as a sub-administrator, to provide such services to the Fund provided that the Administrator shall be as fully responsible to the Series for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder and provided that the Administrator shall be responsible for the payment of such services, with the exception of out-of-pocket expenses which shall be billed to the Series.

            (c) All activities of the Administrator shall be conducted in accordance with the Fund's Declaration of Trust and registration statement, under the supervision and direction of the Board of Trustees, and in conformity with the 1940 Act and other applicable federal and state securities laws and regulations.

       3. Expenses of the Administrator. The Administrator assumes the expenses of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide office space, facilities, equipment and the


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necessary personnel which it is obligated to provide under section 2 hereof, except that the Fund shall pay the expenses of its other service providers such as the custodian, transfer agent, dividend disbursing agent, shareholder servicing agents, legal counsel, independent auditors, underwriters, brokers and dealers, corporate fiduciaries, insurers, printers, banks and such other persons as may be necessary for the proper operation of the Series and expenses of Fund officers attending Board meetings as required and such other appropriate out of pocket expenses as approved by the Board. The Fund shall pay or cause to be paid all other expenses of the Series referenced in this Agreement.

       4. Compensation of the Administrator. For the services provided to the Fund and each Series by the Administrator pursuant to this Agreement, each Series shall pay the Administrator monthly for its services, fees at the following annual rates based on the combined aggregate average daily net assets of each Series listed on Schedule A plus out of pocket expenses (including out of pocket expenses of any sub-administrator to the Fund):

                       Non-Money Market Funds                              Money Market Funds
                       ----------------------                              ------------------
               Net Assets         Administrative Fee(1)             Net Assets      Administrative Fee(2)
               ----------         ---------------------             ----------      ---------------------

         First $5 Billion                   .09%                    All Assets               .035%
         Next $10 Billion                   .08%
         Over $15 Billion                   .07%

       5. Limitation of Liability of the Administrator; Indemnification. The Administrator shall not be liable to the Fund or any Series for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator, or any persons engaged pursuant to section 2(b) hereof, including officers, agents and employees of the Administrator and its affiliates, in the performance of its duties hereunder. Nothing herein contained shall be construed to protect the Administrator against any liability to the Fund, a Series, or shareholders to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

       6. Activities of the Administrator. The services of the Administrator under this Agreement are not to be deemed exclusive, and the Administrator and any person controlled by or under common control with the Administrator shall be free to render similar services to others and services to the Fund in other capacities.

       7.   Duration and Termination of this Agreement.

            (a) This Agreement shall become effective July 1, 2006 and shall continue in effect with respect to each Series until December 31, 2006, and thereafter from year to year so long as such continuation is specifically approved at least annually by the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund

--------------------------
(1) Fee is based on combined assets of all non-money market series of Phoenix Funds and The Phoenix Edge Series Fund.

(2) Fee is based on combined assets of all money market series of Phoenix Funds and The Phoenix Edge Series Fund.


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within the meaning of the 1940 Act and who have no direct or indirect interest in this Agreement; provided, however, that this Agreement may be terminated at any time without the payment of any penalty, on behalf of any or all of the Series, by the Fund, by the Board or, with respect to any Series, by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Series, or by the Administrator on not less than 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act.

            (b) The Administrator hereby agrees that the books and records prepared hereunder with respect to the Fund are the property of the Fund and further agrees that upon the termination of this Agreement or otherwise upon request the Administrator will surrender promptly to the Fund copies of the books and records maintained or required to be maintained hereunder, including in such machine-readable form as agreed upon by the parties, in accordance with industry practice, where applicable.

       8. Amendments of this Agreement. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Board of Trustees of the Fund and such amendment is set forth in a written instrument executed by each of the parties hereto.

       9. Limitation of Liability. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but bind only the Fund property of the Fund, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees or the shareholders of the Fund and signed by the Fund, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the Fund property as provided in its Declaration of Trust.

       10. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Connecticut as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Connecticut, or any provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

       11. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if so executed, the separate instruments shall constitute one agreement.

       12. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier date of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Administrator, to the attention of: John H. Beers, Vice President and Secretary, Phoenix Equity Planning Corporation, One American Row, P.O. Box 5056, Hartford, CT 06102 or (b) if to the Fund, to the attention of: President, The Phoenix Edge Series Fund, c/o Secretary, The Phoenix Edge Series Fund, One American Row, Hartford, CT 06102, or at such other address as either party may designate by written notice to the other. Notice shall also be


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deemed sufficient if given by telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

       13. Separate Series. This Agreement shall be construed to be made by the Fund as a separate agreement with respect to each Series, and under no circumstances shall the rights, obligations or remedies with respect to a particular Series be deemed to constitute a right, obligation or remedy applicable to any other Series.

       14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements or understandings.

                                            THE PHOENIX EDGE SERIES FUND

                                            By:     /s/ Philip K. Polkinghorn
                                               ---------------------------------
                                            Name:   Philip K. Polkinghorn
                                            Title:  President

                                            PHOENIX EQUITY PLANNING CORPORATION


                                            By:     /s/ John H. Beers
                                               ---------------------------------
                                            Name:   John H. Beers
                                            Title:  Vice President and Secretary



Dated:   December 7, 2006


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                                   SCHEDULE A
                              (Dated: July 1, 2006)

THE PHOENIX EDGE SERIES FUND
  Phoenix Capital Growth Series
  Phoenix Mid-Cap Growth Series
  Phoenix Strategic Theme Series
  Phoenix-Aberdeen International Series
  Phoenix-AIM Growth Series
  Phoenix-Alger Small Cap Growth Series
  Phoenix-Alliance/Bernstein Enhanced Index Series
  Phoenix-Duff & Phelps Real Estate Securities Series
  Phoenix-Engemann Growth and Income Series
  Phoenix-Engemann Small-Cap Growth Series
  Phoenix-Engemann Strategic Allocation Series
  Phoenix-Goodwin Money Market Series
  Phoenix-Goodwin Multi-Sector Fixed Income Series
  Phoenix-Goodwin Multi-Sector Short Term Bond Series
  Phoenix-Kayne Rising Dividends Series
  Phoenix-Kayne Small-Cap Quality Value Series
  Phoenix-Lazard International Equity Select Series
  Phoenix-Northern Dow 30 Series
  Phoenix-Northern NASDAQ-100 Index (R) Series
  Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth
  Phoenix-S&P Dynamic Asset Allocation Series: Growth
  Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth
  Phoenix-S&P Dynamic Asset Allocation Series: Moderate
  Phoenix-Sanford Bernstein Mid-Cap Value Series
  Phoenix-Sanford Bernstein Small-Cap Value Series
  Phoenix-Van Kampen Comstock Series